Imprimis Pharmaceuticals Announces First Quarter 2018 Results

San Diego, CA – May 15, 2018 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) today reported financial results for the first quarter 2018.

Notable Highlights:

●	Revenue of $8.9 million, up 45% year-over-year
●	Gross ophthalmology-related revenue of $7.0 million, up 91% year-over-year
●	Gross Margin of 54%, compared to 45% in Q1 2017
●	Adjusted EBITDA loss (a non-GAAP measure) of $431,000, an 85% improvement year-over-year, and 46% improvement quarter-over-quarter
●	First month of Adjusted EBITDA profitability in March
●	16 straight quarters of double digit or better year-over-year revenue growth
●	Eton Pharmaceuticals filed its first new drug application (NDA) with the US Food and Drug Administration, advanced programs that are expected to result in additional NDA filings over the next 12 months, and increased active drug development programs from four to eight
●	Surface Pharmaceuticals announced a $20 million Series A financing at $3.30 per share with Flying L Partners, a premier ophthalmology-focused investor with a strong track record of success

Mark L. Baum, CEO of Imprimis, stated, “Because of our unique value proposition, the infrastructure we’ve built, the drug formulation intellectual property portfolio we own, and a growing loyal customer base, we are seeing increased momentum towards reaching our financial goals. This is evidenced by a quarterly revenue increase that was our largest year-over-year percentage gain since the fourth quarter of 2016. Importantly, we continued to narrow our Adjusted EBITDA loss, roughly halving it again sequentially; and we had a profitable March, which was followed by an even better April. Four full years into our commercial operations, with a compound annual growth rate of 153%, I remain bullish on the business and our ability to navigate through challenges and deliver on our goals for the foreseeable future.”

Commenting on Imprimis’s strategy to develop certain of its drug formulation assets as FDA approved products, Baum concluded, “In addition to seeing great progress with our first deconsolidated company, Eton Pharmaceuticals, we are also gratified by the $20 million financing transaction we recently completed for Surface Pharmaceuticals. In addition to the investment, our partner in the transaction, Flying L Partners, contributes decades of tremendous accomplishment in ophthalmology, which will add intrinsic value to Surface. With the completion of the Surface financing and deconsolidation, Imprimis is now focusing on concluding work we have been undertaking on other 505(b)(2) opportunities from our drug formulation library, which we hope to discuss more in the future.”

Imprimis Pharmaceuticals has retained ownership of 3.5 million shares of Eton Pharmaceuticals common stock and 3.5 million shares of Surface Pharmaceuticals common stock. In addition, Imprimis owns mid-single digit royalty rights on all contributed drugs. Imprimis retains royalty rights on two patent-pending sterile injectable drug candidates contributed to Eton, one targeting infantile spasms and the other targeting Peyronie’s Disease. Imprimis retains royalty rights on three patent-pending drug candidates contributed to Surface, two are topical eye drop drug candidates, the third is an oral capsule, all of which target certain ocular surface diseases.

Financial Summary:

Selected highlights regarding operating results for the three months ended March 31, 2018 and for the same period in 2017 are as follows (in thousands, except per share data):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Total Revenues	$8,865	$6,097
Cost of Sales	(4,071)	(3,357)
Gross Profit	4,794	2,740
Selling, General & Administrative Expenses	(6,488)	(6,811)
Research & Development Expenses	(87)	(160)
Operating Loss	(1,781)	(4,231)
Other Expense, net	(1,732)	(775)
Net Loss	$(3,513)	$(5,006)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended March 31, 2018 (in thousands):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
GAAP Net Loss	$(3,513)	$(5,006)
Stock-based compensation and payments	815	950
Interest expense, net	663	788
Taxes	-	(28)
Depreciation	399	345
Amortization of intangible assets	60	90
Other expenses/loss(1)	-	15
Investment loss from Eton Pharmaceuticals	1,069	-
Non-recurring expenses (2)	76	-
Adjusted E(L)BITDA	$(431)	$(2,846)

(1)	Represents the loss on the sale of ImprimisRx TX assets.
(2)	Non-recurring expenses are costs Surface incurred during the period presented that were consolidated in the Company’s financials, and subsequently will be reimbursed to the Company following the deconsolidation of Surface in the second quarter of 2018.

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and recent developments. To participate in the call, please dial (877) 407-8031 for domestic callers or (201) 689-8031 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website by clicking here. A dial in replay of the call will be available until June 15, 2018. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 29148. The webcast replay will be available until August 15, 2018.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is dedicated to making high-quality innovative medications accessible and affordable. The company’s flexible business model allows a drug to be compounded or developed as an FDA-approved product through one of its subsidiaries or deconsolidated companies. For more information about Imprimis, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

No Imprimis compounded formulation is FDA-approved. Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

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